Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Menlo Therapeutics Inc. of our report dated February 28, 2019 relating to the financial statements, which appears in Foamix Pharmaceuticals Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2018.

Tel-Aviv, Israel	/S/ Kesselman & Kesselman
March 9, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel, P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il